                                                                      EXHIBIT 28

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

(MARK ONE)

[X]    Annual report pursuant to Section 15(d) of the Securities Exchange Act of
       1934

For the fiscal year ended December 31, 1997

                                 OR

[ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from _____________ to ______________

Commission file number 0-828

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                 BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                BIRD CORPORATION
                              1077 PLEASANT STREET
                               NORWOOD, MA 02062

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-36305) of Bird Corporation of our report dated June 5, 1998 relating to the financial statements of the Bird Employees' Savings and Profit Sharing Plan for the year ended December 31, 1997 included with this Form 11-K.






/s/Price Waterhouse LLP


PRICE WATERHOUSE LLP
Boston, Massachusetts
June 29, 1998

                    BIRD EMPLOYEES' SAVINGS
                    AND PROFIT SHARING PLAN
                    FINANCIAL STATEMENTS
                    AND ADDITIONAL INFORMATION
                    DECEMBER 31, 1997 AND 1996

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

--------------------------------------------------------------------------------
                                                                         PAGE(S)

Financial Statements:

   Report of Independent Accountants                                        1

   Statement of Assets Available for Benefits
      (with Fund Information)                                             2 - 3

   Statement of Changes in Assets Available for
      Benefits (with Fund Information)                                      4

   Notes to Financial Statements                                          5 - 11


Additional Information*:

Schedule I - Assets Held for Investment Purposes                           12

Schedule II - Reportable Transactions                                      13






* Other schedules have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS

June 5, 1998

To the Participants and Committee of
the Bird Employees' Savings and Profit
Sharing Plan

In our opinion, the accompanying statements of assets available for benefits and the related statement of changes in assets available for benefits of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") present fairly, in all material respects, the assets available for benefits at December 31, 1997 and 1996, and the changes in assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are additional information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for benefits and changes in assets available for benefits of each fund. The additional information schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS (WITH FUND INFORMATION)

------------------------------------------------------------------------------------------------------------------------------
                                                                                    DECEMBER 31, 1997
                                         -------------------------------------------------------------------------------------

                                                                      PARTICIPANT DIRECTED

                                         -------------------------------------------------------------------------------------
                                           STABLE      TOTAL       MULTI       VALUE     INDEXED       GROWTH       COMMON
                                            VALUE      RETURN      ASSET      EQUITY      EQUITY    OPPORTUNITIES   STOCK
                                            FUND        FUND       FUND        FUND        FUND         FUND         FUND

ASSETS

Investments at fair value:

Bird Inc. common stock                   $        -    $    -    $      -    $      -    $      -    $        -    $     -
Insurance  company guaranteed
    investment contract                   2,341,983         -           -           -           -             -          -
Mutual funds                                      -     7,597     896,883     873,380     238,684     1,519,171     41,407
Participant Loans                                 -         -           -           -           -             -          -
Employer contributions receivable                 -         -           -           -           -             -          -
Employee contributions receivable                 -         -           -           -           -             -          -

  Total assets available for benefits    $2,341,983    $7,597    $896,883    $873,380    $238,684    $1,519,171    $41,407
                                         ==========    ======    ========    ========    ========    ==========    =======



                                         --------------------------------------------------------------------------
                                                                                   NON-
                                                                               PARTICIPANT
                                                                                 DIRECTED
                                         -------------------------------------------------
                                                         CORPORATE              CORPORATE
                                             WORLDWIDE     STOCK       LOAN       STOCK
                                               FUND        FUND        FUND        FUND       OTHER        TOTAL

ASSETS

Investments at fair value:

Bird Inc. common stock                       $      -    $197,672    $      -    $319,768     $     -    $  517,440
Insurance  company guaranteed
    investment contract                             -           -           -           -           -     2,341,983
Mutual funds                                  119,389       9,910           -      16,030           -     3,722,451
Participant Loans                                   -           -     108,737           -           -       108,737
Employer contributions receivable                   -           -           -           -      74,127        74,127
Employee contributions receivable                   -           -           -           -      16,026        16,026

  Total assets available for benefits        $119,389    $207,582    $108,737    $335,798     $90,153    $6,780,764
                                             ========    ========    ========    ========     =======    ==========


                     The accompanying notes are an integral
                       part of these financial statements.


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS (WITH FUND INFORMATION)

-----------------------------------------------------------------------------------------------------------------------------


                                                                                 December 31, 1996
                                         ------------------------------------------------------------------------------------


                                                                      Participant Directed
                                         ------------------------------------------------------------------------------------

                                           STABLE        MULTI       VALUE       GROWTH     CORPORATE                INCOME
                                            VALUE        ASSET      EQUITY   OPPORTUNITIES    STOCK       LOAN     AND GROWTH
                                            FUND         FUND        FUND         FUND         FUND       FUND        FUND
ASSETS

Investments at fair value:
 Bird Inc. common stock                  $        -    $      -    $      -    $        -    $195,944    $     -    $      -
 Insurance  Company guaranteed
   investment contracts                   2,530,331           -           -             -           -          -           -
 Mutual funds                                     -     331,517     788,771     1,264,603       8,922          -     499,242
 Participant Loans                                -           -           -             -           -     93,123           -
Interest/dividends receivable                11,945           -           -             -           -          -           -
Employer contributions receivable            22,067       5,706      11,509        13,953         461          -       7,280
Employee contributions receivable             6,336       1,443       2,501         3,484         211          -       2,016

  Total assets available for benefits    $2,570,679    $338,666    $802,781    $1,282,040    $205,538    $93,123    $508,538
                                         ==========    ========    ========    ==========    ========    =======    ========




                                         -------------------------------------
                                                           NON-
                                                       PARTICIPANT
                                                         DIRECTED
                                         -----------   -----------

                                              INT'L     CORPORATE
                                             EQUITY       STOCK
                                              FUND        FUND         TOTAL
ASSETS

Investments at fair value:
 Bird Inc. common stock                     $      -    $348,344    $  544,288
 Insurance  Company guaranteed
   investment contracts                            -           -    $2,530,331
 Mutual funds                                116,107      15,860    $3,025,022
 Participant Loans                                 -           -    $   93,123
Interest/dividends receivable                      -           -    $   11,945
Employer contributions receivable              2,935       6,322    $   70,233
Employee contributions receivable              1,662           -    $   17,653

  Total assets available for benefits       $120,704    $370,526    $6,292,595
                                            ========    ========    ==========




                     The accompanying notes are an integral
                      part of these financial statements.


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS (WITH FUND INFORMATION)

------------------------------------------------------------------------------------------------------------------------------------


                                                                                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                  --------------------------------------------------------------------------------------------------

                                                                       PARTICIPANT DIRECTED

                                  --------------------------------------------------------------------------------------------------
                                    STABLE       TOTAL       MULTI        VALUE     INDEXED       GROWTH         COMMON
                                     VALUE       RETURN      ASSET       EQUITY      EQUITY    OPPORTUNITIES     STOCK    WORLDWIDE
                                     FUND         FUND       FUND         FUND        FUND          FUND          FUND       FUND

Investment Income:
  Interest                        $  145,341     $    -    $      -     $      -    $      -     $        -     $     -    $      -
  Dividends                                -        193      16,598        7,377       3,144         15,733          61         576
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
       Total investment income       145,341        193      16,598        7,377       3,144         15,733          61         576
Administrative expenses                 (753)         -        (279)         (93)        (77)          (656)          -          (1)
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
Net appreciation (depreciation)
  of investments                           -        136     111,857      159,919       9,273        322,129         827      (3,077)
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
       Net investment income         144,588        329     128,176      167,203      12,340        337,206         888      (2,502)

Contributions:
  Employee                            68,720        341      32,744       39,898       3,092         59,138         892       8,176
  Employer - non cash                      -          -           -            -           -              -           -           -
  Employer - cash                          -          -           -            -           -              -           -           -
  Rollovers                              300          -         600          749           -            749           -           -
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
       Total contributions            69,020        341      33,344       40,647       3,092         59,887         892       8,176
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
Participant withdrawals             (356,016)         -     (96,464)     (79,259)          -        (18,308)          -           -
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
Net increase (decrease) prior
  to interfund transfers            (142,408)       670      65,056      128,591      15,432        378,785       1,780       5,674

Employee election interfund
  transfers                          (74,157)     6,927     484,078      (62,549)    228,048       (140,437)     39,627     115,031
Loans issued                         (28,342)         -     (16,465)     (10,882)     (4,796)        (5,544)          -      (1,891)
Loan repayments                       16,211          -      25,548       15,439           -          4,327           -         575
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
Net increase (decrease)             (228,696)     7,597     558,217       70,599     238,684        237,131      41,407     119,389

Assets available for benefits
  Beginning of year                2,570,679          -     338,666      802,781           -      1,282,040           -           -
                                  ----------     ------    --------     --------    --------     ----------     -------    --------
  End of year                     $2,341,983     $7,597    $896,883     $873,380    $238,684     $1,519,171     $41,407    $119,389
                                  ==========     ======    ========     ========    ========     ==========     =======    ========



                                  -------------------------------------------------------------------------------------------
                                                                                         NON-
                                                                                      PARTICIPANT
                                                                                        DIRECTED
                                  -------------------------------------------------   -----------
                                  CORPORATE                  INCOME         INT'L      CORPORATE
                                   STOCK         LOAN      AND GROWTH      EQUITY       STOCK
                                    FUND         FUND          FUND         FUND         FUND          OTHER          TOTAL

Investment Income:
  Interest                        $      -     $  7,901     $       -     $       -     $      -       $     -     $  153,242
  Dividends                              -            -          6027             -            -             -         49,709
                                  --------     --------     ---------     ---------     --------       -------     ----------
       Total investment income           -        7,901         6,027             -            -             -        202,951
Administrative expenses               (163)           -             -             -         (227)            -         (2,249)
                                  --------     --------     ---------     ---------     --------       -------     ----------
Net appreciation (depreciation)
  of investments                   (49,022)           -        60,626        10,256      (93,065)            -        529,859
                                  --------     --------     ---------     ---------     --------       -------     ----------
       Net investment income       (49,185)       7,901        66,653        10,256      (93,292)            -        730,561

Contributions:
  Employee                           3,464            -        16,224         9,892            -        16,026        258,607
  Employer - non cash                    -            -             -             -       87,316         6,041         93,357
  Employer - cash                        -            -             -             -            -        68,086         68,086
  Rollovers                              -            -             -           600            -             -          2,998
                                  --------     --------     ---------     ---------     --------       -------     ----------
       Total contributions           3,464            -        16,224        10,492       87,316        90,153        423,048
                                  --------     --------     ---------     ---------     --------       -------     ----------
Participant withdrawals                  -       (1,770)      (82,537)            -      (31,086)            -       (665,440)
                                  --------     --------     ---------     ---------     --------       -------     ----------
Net increase (decrease) prior
  to interfund transfers           (45,721)       6,131           340        20,748      (37,062)       90,153        488,169

Employee election interfund
  transfers                         47,630            -      (504,565)     (141,967)       2,334             -              -
Loans issued                          (830)      77,300        (8,550)            -            -             -              -
Loan repayments                        965      (67,817)        4,237           515            -             -              -
                                  --------     --------     ---------     ---------     --------       -------     ----------
Net increase (decrease)              2,044       15,614      (508,538)     (120,704)     (34,728)       90,153        488,169

Assets available for benefits
  Beginning of year                205,538       93,123       508,538       120,704      370,526             -      6,292,595
                                  --------     --------     ---------     ---------     --------       -------     ----------
  End of year                     $207,582     $108,737     $       -     $       -     $335,798       $90,153     $6,780,764
                                  ========     ========     =========     =========     ========       =======     ==========




                     The accompanying notes are an integral
                       part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     The following description of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") is intended to give a general summary of its principal provisions. Participants should refer to the Plan document for a more complete description of the Plan.

     The Plan was adopted by the Board of Directors of Bird Corporation (the "Company") as of July 1, 1983 and restated in its entirety as of January 1, 1985. The Plan was established to provide the Company's employees with a retirement program of Company base and profit sharing contributions and a regular savings and investment plan, which is funded with employee and Company contributions. The Plan is considered a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     ELIGIBILITY
     All full time employees and part time employees of the Company who work more than 1000 hours per year, excluding those covered by a Collective Bargaining Agreement, are eligible to participate in the Plan.

     COMPANY BASE CONTRIBUTIONS
     Company base contributions are made annually and are based on 2% of the total of each employee's eligible compensation. Company base contributions for the years ended December 31, 1997 and 1996 amounted to $68,068 and $63,910, respectively.

     PROFIT SHARING CONTRIBUTIONS
     Annual Company profit sharing contributions, if earned, are based upon certain defined levels of return on equity by the Company. The amount of the Company's contributions are dependent upon the amount of profits (as defined) earned by the Company, and distributions to employees of the Company are based on their eligible compensation. There were no such contributions made for the years ended December 31, 1997 and 1996.

     SAVINGS CONTRIBUTIONS
     Eligible employees may contribute 2% to 15% of their eligible compensation to the Plan and the Company may make discretionary matching contributions with respect to the first 6% of each employee's contribution. All Company matching contributions are made to the Corporate Stock Fund. The Plan does not require an employee to make contributions to the Plan in order to become eligible to participate in the annual Company base or profit sharing contributions described in the items above. Matching contributions for the years ended December 31, 1997 and 1996 amounted to 20,393 shares of Company stock valued at $93,357 and 19,249 shares valued at $90,859, respectively. Forfeitures from the non-vested portion of terminated participants' account balances for the years ended December 31, 1997 and 1996, in the amounts of $0 and $1,617, respectively, were used against Company contributions as permitted by the Plan (see "Vesting" below).

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     PARTICIPANT ACCOUNTS
     Each participant's account is maintained by an independent recordkeeper and reflects employee contributions, and Company matching, base and profit sharing contributions. Accounts are periodically adjusted to reflect the effect of investment income, realized and unrealized capital gains (losses), withdrawals and other distributions. Investment income, realized and unrealized capital gains (losses) are allocated to participant's accounts based upon each participant's equity in the Plan at the end of the preceding valuation period.

     VESTING
     Vesting of Company base and matching contributions accrue at a rate of 20% per year for each year of service. Participants are immediately vested in Company profit sharing contributions and employee contributions, plus earnings thereon. In addition to becoming fully vested as defined above, a participant's account becomes fully vested upon retirement, attainment of age 65, death, or occurrence of total and permanent disability or Plan termination. If a portion of the Company base or matching contributions is not vested upon a participant's termination, the non-vested portion will be forfeited, and used to reduce future Company contributions to the Plan.

     PAYMENTS OF BENEFITS
     Upon termination of service due to death, retirement, or complete disability, a participant or his beneficiary may elect to receive benefits equal to the full value of his account in the form of a lump-sum distribution or in the form of an annuity, which will be in the form of a joint and survivor annuity if the participant is married. If termination occurs due to other reasons, the participant is entitled to receive the total amount of employee contributions and the vested portion of Company contributions. Such distributions are payable in cash or, in the case of the Corporate Stock Fund, in cash or shares, as elected by the participant. Participants have limited withdrawal rights during employment.

     LOANS
     In accordance with the terms of the plan document, effective July 1, 1995, Plan participants may be granted loans. There is no minimum requirement for a loan, however, the maximum loan amount is the lesser of 50% of the participant's vested account balance or $50,000. The loan is secured by the balance in the participant's account and bears interest at a rate comparable to a commercial lending institution as determined by the Plan Administrator. Loans must be repaid within five years. At December 31, 1997, the Plan had 14 loans outstanding with interest rates ranging from 9.75% to 10.25% per annum. Loans are stated at principal outstanding which approximates fair value.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets available for benefits and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sources and applications of assets available for benefits during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies which are in conformity with generally accepted accounting principles consistently followed by the Plan in the preparation of its financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     BASIS OF ACCOUNTING
     The financial statements of the Plan are prepared on the accrual basis of accounting.

     INVESTMENTS
     As more fully described in Note 3, Plan investments consist of participations in an insurance company pooled separate account, mutual funds, and shares of Bird Corporation common stock. Closing active market quotations are used to value the Company's common stock. Units or shares of the mutual funds and pooled separate account are recorded at fair value based on net asset value per share or unit. The average cost method is used to determine the net gain or loss on investment transactions.

     EXPENSES
     Trustee expenses for one quarter were paid by the Plan in 1997. The trustee charged each fund for the direct expenses of that fund. All other expenses of the Plan were paid for by the Company, with the exception of loan fees which are charged to participant accounts.

3.   INVESTMENTS

     The Plan's investments are held by New York Life Trust Company as trustee, offering nine investment options to participants. Investment vehicles under each of the Plan's fund options are selected by the Company. The trustee executes transactions in accordance with participant elections as to investment fund contributions.

     At December 31, 1997 and 1996, the Plan's investment options, the underlying funds, and their objectives (per the applicable prospectus) are as follows:

     STABLE VALUE FUND
     New York Life Anchor Account
     The Anchor account's objective is to provide a low-risk stable investment offering competitive yields and limited volatility by investing in investment grade, high quality fixed income securities.

     TOTAL RETURN FUND
     PIMCO Total Return Fund
     The PIMCO Total Return Fund is an income oriented mutual fund which also seeks capital appreciation over time. The fund seeks maximum total return, consistent with preservation of capital and prudent investment management. The fund pursues its objective by investing in a range of bonds resulting in an intermediate maturity portfolio with a duration between 3 and 6 years. This fund was offered to participants effective July 16, 1997.

     MULTI ASSET FUND
     Mainstay Institutional Service Multi Asset Fund
     The fund's objective is to seek maximum total return from a combination of common stocks, fixed income securities, and money market investments, consistent with certain investment constraints on amounts allocated to each asset class.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     VALUE EQUITY FUND
     Mainstay Institutional Service Value Equity Fund
     The fund's objective is to seek maximum long term total return from a combination of capital growth and income.

     INDEXED EQUITY FUND
     MainStay Institutional Indexed Equity Fund
     The MainStay Institutional Indexed Equity Fund is a growth and income mutual fund. The fund seeks to provide investment performance (reflecting reinvestment of dividends) that corresponds to the total return performance of common stocks in the aggregate, as represented by the Standard & Poor's Composite Index of 500 Stocks (S&P 500(R)). The fund seeks to mirror the performance of the S&P 500 by investing in all of the stocks included in the S&P 500 in the same proportion as their representation in the index. This fund was offered to participants effective July 16, 1997.

     GROWTH OPPORTUNITIES FUND
     Fidelity Advisor Growth Opportunities Fund
     The fund's objective is to seek capital growth by investing primarily in common stocks and convertible securities of foreign and domestic corporations and governments. At least 65% of the fund's portfolio is invested in securities with long term growth potential.

     COMMON STOCK FUND
     Strong Common Stock Fund
     Strong Common Stock Fund is a growth mutual fund. The fund seeks capital growth by investing primarily in equity securities. The fund currently emphasizes small companies that its adviser believes are under-researched and attractively valued. This fund was offered to participants effective July 16, 1997.

     WORLDWIDE FUND
     Janus Worldwide Fund
     The Janus Worldwide Fund is an international equity mutual fund. The fund seeks long-term growth of capital in a manner consistent with the preservation of capital. The fund seeks its objective by investing mainly in common stocks of domestic and foreign issuers, and will normally invest in issuers from at least five different countries, including the United States. This fund was offered to participants effective July 16, 1997.

     CORPORATE STOCK FUND
     Bird Corporation Common Stock

     INCOME AND GROWTH FUND
     Fidelity Advisor Balanced Fund
     (formerly the Fidelity Advisor Series II Income and Growth Fund)
     The fund's objective is to seek a high level of income with the potential for growth by investing in securities of U. S. and foreign issues, including those in emerging markets. This fund was discontinued as an investment option on July 11, 1997.

     INTERNATIONAL EQUITY FUND
     Mainstay Institutional Service International Equity Fund
     The fund's objective is to seek maximum long term growth of capital by investing in a portfolio consisting primarily of non-U.S. equity securities. This fund was discontinued as an investment option on July 11, 1997.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     Investments that represent 5% or more of assets available for benefits are as follows:

                                                            DECEMBER 31,
                                                        1997            1996

     Fidelity Advisor Growth Opportunities Fund      $1,519,171      $1,264,603

     Fidelity Advisor Balanced Fund                         ---         499,242

     Mainstay Institutional
      Service Value Equity Fund                         873,380         788,771

     Mainstay Institutional
      Service Multi Asset Fund                          896,883         331,517

     Bird Corporation Common Stock                      543,380         544,288

     New York Life Anchor Account                     2,341,983       2,530,331



4.   PLAN TERMINATION

     The Company anticipates that the Plan will continue without interruption, but reserves the right to discontinue the Plan. In the event that the Plan and the related trust fund terminate, participants' accounts will become fully vested and non-forfeitable. All accounts will be valued as of the termination date and account balances will be distributed in full to participants.

5.   DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND FORM 5500

     The following is a reconciliation of assets available for benefits per the financial statements to the Form 5500:

                                                             DECEMBER 31,
                                                        1997            1996

     Assets available for benefits
       per the financial statements                  $6,780,764      $6,292,595

     Amounts allocated to withdrawing
     participants                                             0         (25,148)
                                                     ----------      ----------

     Assets available for benefits
       per the Form 5500                             $6,780,764      $6,267,447
                                                     ==========      ==========


     Also see Note 7.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     The following is a reconciliation of participant withdrawals per the financial statements to the Form 5500:

                                                             YEAR ENDED
                                                            DECEMBER 31,

                                                       1997             1996

     Participant withdrawals per the financial
      statements                                     $665,440        $1,375,154

     Amounts allocated to withdrawing
      participants:  at beginning of year             (25,148)         (101,232)
                    at end of year                          0            25,148
                                                     --------        ----------

     Participant withdrawals per the Form 5500       $640,292        $1,299,070
                                                     ========        ==========


     Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year-end but not yet paid. At December 31, 1997 there were no participant withdrawals pending processing by the trustee.

6.   FEDERAL INCOME TAXES

     The Plan is intended to meet the requirements of Section 401 of the Internal Revenue Code ("Code"). Under the provisions of Section 401 of the Code, employer contributions to a qualified plan and earnings are not subject to federal or state income tax. Benefit payments received from a qualified plan are taxable in the year they are received. The Company received notification of qualification for the Plan and Plan amendments under Section 401 of the Code in a favorable determination letter dated August 6, 1996. The Plan has since been amended and a new determination letter has not been requested.

     Management has asserted that the Plan, as amended, and its operations have been and continue to be in accordance with all applicable provisions of ERISA and the Code.

7.   UNALLOCATED PLAN ASSETS

     Plan assets of $6,690,611 and $6,204,730 were allocated to participant accounts at December 31, 1997 and December 31, 1996, respectively. The difference between allocated Plan assets and Plan assets per the statement of assets available for benefits, is due to contributions receivable recorded on the statement of assets available for benefits not yet allocated to participant accounts.

8.   SUBSEQUENT EVENTS

     On February 13, 1998, CertainTeed Corporation completed a tender offer for the Company's outstanding common and preferred stock. The Plan's participant and non-participant directed investments in the Corporate Stock Fund were exchanged on February 19, 1998 at $5.50 per share, which approximated fair

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     market value, and resulted in an insignificant gain to the Plan and its participants. Cash proceeds from the exchange of participant directed investments were allocated to each participant's account based on the participant's investment in the Corporate Stock Fund (if any) and the participant's directed investment allocations as of that date. Cash proceeds from the exchange of non-participant directed investments in the Corporate Stock Fund were allocated to each participant based on the participant's total account balance relative to the Plan as a whole, and the participant's directed investment allocations. Participants who had previously directed contributions to the Corporate Stock Fund were given the opportunity to direct their tender offer proceeds to other investment options.

     On March 16, 1998, the Plan was amended to allow the Company's monthly matching contribution to be made in cash, instead of Company common stock, to each active participant's account.

     The acquisition of the Company is not currently expected to affect the operation or continuation of the Plan.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN           ADDITIONAL INFORMATION
                                                                      SCHEDULE I
ASSETS HELD FOR INVESTMENT PURPOSES ITEM 27A FORM 5500

DECEMBER 31, 1997

--------------------------------------------------------------------------------


                                               SHARES/                     CURRENT
                                                UNITS         COST          VALUE

TOTAL RETURN FUND
 PIMCO Total Return Fund                            717    $    7,648    $    7,597
                                                           ----------    ----------


MULTI ASSET FUND
Mainstay Institutional Service
 Multi Asset Fund                                60,559       867,462       896,883
                                                           ----------    ----------


CORPORATE STOCK FUND
Mainstay Institutional Money Market              25,940        25,940        25,940
Bird Corporation Common Stock                   129,360       876,274       517,440
                                                           ----------    ----------
                                                              902,214       543,380
                                                           ----------    ----------


GROWTH OPPORTUNITIES FUND
Fidelity Advisor Growth
 Opportunities Fund                              35,787     1,148,916     1,519,171
                                                           ----------    ----------


STRONG COMMON STOCK FUND                          1,970        46,300        41,407
                                                           ----------    ----------

JANUS WORLDWIDE FUND                              3,160       130,089       119,389
                                                           ----------    ----------


INDEXED EQUITY FUND
Mainstay Institutional Service
 Indexed Equity Fund                              8,824       234,114       238,684
                                                           ----------    ----------


VALUE EQUITY FUND
Mainstay Institutional Service
 Value Equity Fund                               53,418       799,922       873,380
                                                           ----------    ----------


STABLE VALUE FUND
New York Life Anchor Account                  2,341,983     2,341,983     2,341,983
                                                           ----------    ----------


PLAN PARTICIPANTS LOANS
9.75% to 10.25% per annum, maturity
dates ranging from 12/18/98 to 12/25/2002                     108,737       108,737
                                                           ----------    ----------


Total Investments                                          $6,587,385    $6,690,611
                                                           ==========    ==========

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN                                   ADDITIONAL INFORMATION
                                                                                             SCHEDULE II
SCHEDULE OF REPORTABLE TRANSACTIONS INVOLVING AMOUNTS IN EXCESS OF 5% OF
CURRENT VALUE OF PLAN ASSETS  LINE 27D FORM 5500
FOR THE YEAR ENDED DECEMBER 31, 1997

----------------------------------------------------------------------------------------------------------


                                     NUMBER                                          CURRENT        NET
                                       OF        PURCHASE     SELLING     COST OF    VALUE ON       GAIN/
DESCRIPTION OF ASSET              TRANSACTIONS    PRICE        PRICE       ASSET    TRANS DATE     (LOSS)

Fidelity Advisor Balanced Fund         10        $ 34,850           -           -    $ 34,850            -
                                        9        $      -    $600,744    $509,362    $600,744      $91,382
                                        1               -    $439,823    $361,000    $439,823      $78,823


Mainstay Institutional Service         20        $157,801           -           -    $157,801            -
 Value Equity Fund                     16               -    $240,488    $204,894    $240,488      $35,594


Mainstay Institutional Service         22        $635,570           -           -    $635,570            -
 Multi Asset Fund                      16               -    $198,659    $176,309    $198,659      $22,350
                                        1        $439,823           -           -    $439,823            -


New York Life Anchor Account           21        $330,577           -           -    $330,577            -
                                       22               -    $676,212    $676,212    $676,212            -